UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
AQUESTIVE THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2024 ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT

Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, NJ 07059
Dear Stockholders:
On behalf of the Board of Directors of Aquestive Therapeutics, Inc., you are cordially invited to attend the 2024 Annual Meeting of Stockholders. The 2024 Annual Meeting will be held on Thursday, June 20, 2024 at 9:30 a.m., Eastern Time. We again have decided to hold our Annual Meeting in a virtual-only meeting format. We will provide a live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/AQST2024. Stockholders will not be able to attend the Annual Meeting in person. For further information on how to attend the Annual Meeting, please see “When and where will the Annual Meeting be held?” in the accompanying Proxy Statement.
At the 2024 Annual Meeting, you will be asked to elect three Class III directors, to approve the compensation of our named executive officers on an advisory basis, to cast an advisory vote on the frequency of future advisory votes on named executive officer compensation, and to ratify the appointment of the Company’s independent registered public accounting firm.
We encourage you to read the Proxy Statement and vote your shares as soon as possible. It is important that your shares be represented and voted at the Annual Meeting, either in person or by proxy, regardless of the number of Company shares that you own.
We are pleased with what we have accomplished during the past year and we remain focused on advancing our proprietary products in 2024.
We are excited for the opportunities that lie ahead for us as a pharmaceutical company. We thank you for your continued support of Aquestive.
Sincerely,

Daniel Barber
April 26, 2024	President, Chief Executive Officer and Director

Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, NJ 07059
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
The 2024 Annual Meeting of Stockholders of Aquestive Therapeutics, Inc. (the “Company,” “we” or “Aquestive”) will be held on Thursday, June 20, 2024 at 9:30 a.m., Eastern Time. We have again decided to hold our Annual Meeting in a virtual-only meeting format. We will provide a live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/AQST2024. Stockholders will not be able to attend the Annual Meeting in person. For further information on how to attend the Annual Meeting, please see “When and where will the Annual Meeting be held?” in the accompanying Proxy Statement.
At the Annual Meeting, our stockholders will consider and vote on the following matters, all of which are more fully described in the attached Proxy Statement:
1.
To elect Santo J. Costa, Julie Krop, M.D. and Marco Taglietti, M.D. as Class III members of the Board of Directors, each to serve for a three-year term until the Company’s 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of our named executive officers, as described in the accompanying Proxy Statement;
3.	To cast an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;
4.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024; and
5.	To act upon any other matters that may properly come before the 2024 Annual Meeting or any adjournment or postponement thereof.
The Board of Directors unanimously recommends that you vote for the Class III nominees for director, for the approval of the compensation of our named executive officers, for a frequency of every one year for future advisory votes on the compensation of our named executive officers and for the ratification of the appointment of the Company’s independent registered public accounting firm.
Instead of mailing a printed copy of our proxy materials to our stockholders, we provide access to these materials via the Internet. Accordingly, on or about April 26, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to all stockholders of record at the close of business on April 22, 2024, the record date for the Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may also request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by e-mail, on an ongoing basis.
If you are a stockholder of record, you may vote in any one of the following ways:
•	Vote over the Internet, by going to www.proxyvote.com and following the online instructions (have your Notice or proxy card in hand when you access the website);
•	Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);
•
Vote by Mail, if you requested and received a printed copy of the proxy materials, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or

•	Vote at the Annual Meeting, see “How do I vote my shares at the virtual meeting?” in the attached Proxy Statement.

If your shares are held in “street name” (that is, held for your account by a bank, broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.
Whether or not you plan to attend the 2024 Annual Meeting, we urge you to take the time to vote your shares in advance of the meeting.
By Order of the Board of Directors,

April 26, 2024	Lori J. Braender
Senior Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Thursday, June 20, 2024. Our 2024 Proxy Statement and 2023 Annual Report on Form 10-K are available at www.proxyvote.com.

Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, NJ 07059
PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
The enclosed proxy materials are provided to you at the request of the Board of Directors of Aquestive Therapeutics, Inc. (the “Company,” “we” or “Aquestive”) to encourage you to vote your shares at our 2024 Annual Meeting of Stockholders (the “Annual Meeting” or the “2024 Annual Meeting”). This Proxy Statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares.
Our Board of Directors (the “Board” or the “Board of Directors”) made these materials available to you over the Internet or, upon your request, mailed you printed versions of these materials in connection with our 2024 Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders beginning on or about April 26, 2024 and will post our proxy materials on the website referenced in the Notice on that same date. We are, on behalf of our Board, soliciting your proxy to vote your shares at our 2024 Annual Meeting. We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting.
GENERAL INFORMATION
When and where will the Annual Meeting be held?
The 2024 Annual Meeting will be held on Thursday, June 20, 2024 at 9:30 a.m. Eastern Time. We have again decided to hold our Annual Meeting in a virtual-only meeting format. We will provide a live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/AQST2024. Stockholders will not be able to attend the Annual Meeting in person. Online access to the meeting will begin at 9:15 a.m. Eastern Time.
At the virtual meeting, stockholders will generally have the same rights and opportunities to participate as they would at an in-person meeting, including the right to vote and to ask questions.
To access the virtual meeting, stockholders are to go to www.virtualshareholdermeeting.com/AQST2024. To log in to the virtual meeting, stockholders will be required to have a 16-digit control number. Your 16-digit control number is provided in your Notice or, if applicable, proxy card or voting instruction form. A stockholder who does not have a control number may log in to the virtual meeting as a guest but will not have the option to vote or to ask questions (see below under “May I attend the Annual Meeting as a guest?”).
Beginning 15 minutes prior to, and during, the Annual Meeting, stockholders and guests will be able to review the Company’s rules of conduct for the Annual Meeting once logged in to the virtual meeting.
In the event of any technical difficulties concerning the virtual Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/AQST2024. If necessary, the announcement will provide information regarding the date, time, and location of any adjournment or postponement of the Annual Meeting. Any updated information regarding the Annual Meeting also will be posted on the Investor Relations page of our website at www.aquestive.com.
The Company’s 2023 Annual Report on Form 10-K and 2024 Proxy Statement are available at www.proxyvote.com or at the Company’s investor relations website by visiting https://investors.aquestive.com/sec-filings.
What is the record date for the Annual Meeting?
Our Board has fixed the record date for the 2024 Annual Meeting as of the close of business on April 22, 2024 for determining stockholders entitled to notice of and to vote at the 2024 Annual Meeting.
How many votes can be cast by all stockholders?
A total of 91,038,532 shares of common stock of Aquestive were outstanding as of the close of business on the record date and are entitled to be voted at the 2024 Annual Meeting. Each share of common stock is entitled to one vote on each matter presented at the 2024 Annual Meeting. There is no cumulative voting.

How do I vote?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•	By Internet. You may vote by proxy via the Internet at www.proxyvote.com and following the online instructions. You will need your Notice or proxy card in hand at the time that you access the website.
•	By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903. You will need your Notice or proxy card in hand at the time that you call.
•
By Mail. If you requested and received a printed copy of the proxy materials, you may complete and mail your proxy card in the postage prepaid envelope you received and return the proxy card to Broadridge Financial Solutions Inc. at Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted “FOR” the election of each of the Class III director nominees, “FOR” the approval of the compensation of our named executive officers, for a frequency of every “ONE YEAR” for future advisory votes on the compensation of our named executive officers, and “FOR” the ratification of KPMG LLP as Aquestive's independent registered public accounting firm for the fiscal year ending December 31, 2024.

•	At the Meeting. If you plan to attend and to vote at the Annual Meeting, see “How do I vote my shares at the virtual meeting?” below.
If your shares are held in “street name” (that is, held for your account by a bank, broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.
How do I attend the virtual meeting as a stockholder of record?
If you were a stockholder of record as of April 22, 2024 (that is, you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the meeting by accessing www.virtualshareholdermeeting.com/AQST2024 and entering the 16-digit control number which can be found on the Notice or, if applicable, proxy card.
How do I register to attend the virtual meeting as a beneficial owner?
Beneficial stockholders whose shares are registered in the name of a bank, broker or other nominee will need to obtain the information required to be able to participate in, and vote at, the meeting, including their 16-digit control number, from their bank, broker or other nominee. If a beneficial holder has any questions regarding attendance at the meeting or how to obtain their 16-digit control number, they should contact their broker, bank or other nominee who holds their shares.
How do I vote my shares at the virtual meeting?
If you are a stockholder of record as of the record date of April 22, 2024, you may vote your shares electronically during the Annual Meeting by accessing the meeting center site at www.virtualshareholdermeeting.com/AQST2024 and following the on-screen instructions for casting your vote. You will need to have your 16-digit control number found in your Notice or, if applicable, proxy card. If you are a beneficial holder as of the record date, see above information under “How do I register to attend the virtual meeting as a beneficial owner?” for obtaining your 16-digit control number.
Whether or not you plan to attend the Annual Meeting, stockholders are urged to vote and submit their proxy in advance of the Annual Meeting by one of the methods described above under “How do I vote?”
Will a list of stockholders be available in advance of the Annual Meeting?
A list of stockholders of record will be available for inspection by registered stockholders during ordinary business hours for any legally valid purpose related to the Annual Meeting for ten days prior to the Annual Meeting at the Company’s headquarters at 30 Technology Drive, Warren, N.J. 07059. Stockholders of record wishing to inspect the stockholder list for such purpose should e-mail investorrelations@aquestive.com to schedule such inspection.

May I attend the Annual Meeting as a guest?
If you would like to enter the virtual Annual Meeting as a guest in listen-only mode, click on the guest button after entering the meeting center at www.virtualshareholdermeeting.com/AQST2024 and enter the information requested. You will not have the ability to vote or ask questions during the meeting if you participate as a guest. You do not need to have a 16-digit control number to attend the Annual Meeting as a guest.
Will technical support be available at the virtual meeting?
Online access to the virtual meeting will open at 9:15 a.m., Eastern Time on Thursday, June 20, 2024, to allow you time to log in and test your device’s audio system. The Company encourages you to access the meeting in advance of the meeting start time. If you need technical support after you access the meeting center, click the Help link on the screen.
How do I ask questions during the virtual meeting?
Stockholders are encouraged to submit questions during the virtual meeting at www.virtualshareholdermeeting.com/AQST2024. You will need the 16-digit control number to log into the virtual meeting and to submit questions. Subject to time constraints, we will endeavor to answer all appropriate questions during the Annual Meeting.
What are the Board's recommendations on how to vote my shares?
The Board recommends a vote:
•	Proposal 1: “FOR” the election of Santo J. Costa, Julie Krop, M.D. and Marco Taglietti, M.D. as Class III members of the Board.
•	Proposal 2: “FOR” the approval of the compensation of our named executive officers.
•	Proposal 3: for a frequency of every “ONE YEAR” for future advisory votes on the compensation of our named executive officers.
•	Proposal 4: “FOR” ratification of KPMG LLP as Aquestive’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
How are proxies solicited?
The Company may solicit proxies by mail, in person, by telephone or via the Internet through its officers, directors and other individuals from our management team, who will receive no additional compensation for their services. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.
Can I change or revoke my vote?
You may revoke your proxy at any time before it is voted at the Annual Meeting by notifying the Corporate Secretary of Aquestive of such revocation in writing at the Company’s principal executive offices, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone, or by voting at the Annual Meeting. If your stock is held in street name, you must contact your bank, broker or nominee for instructions as to how to change or revoke your vote. Our proxy tabulator, Broadridge Financial Solutions Inc., must receive any proxy that will not be voted by a stockholder at the Annual Meeting by 11:59 p.m. Eastern Time on Wednesday, June 19, 2024.
How is a quorum reached?
The presence, in person or by proxy, of holders of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the 2024 Annual Meeting. Abstentions and broker non-votes, if any, will be counted as present and entitled to vote for purposes of determining whether a quorum is present.

What is a broker non-vote?
Broker non-votes occur when shares held by brokers, bankers or other nominees (i.e., held in “street name”) are not voted on a particular proposal because the broker, banker or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Generally, brokerage firms may vote on items deemed “routine” without voting instructions from the beneficial owner. At this meeting, Proposal No. 4 (ratification of selection of our independent registered public accounting firm) is deemed a “routine” matter. However, we understand that certain brokerage firms have elected not to vote even on “routine” matters without voting instructions from the beneficial owner. If your bank, broker or other nominee has made this decision, and you do not provide voting instructions, your vote will not be cast with respect to Proposal No. 4. Accordingly, we urge you to direct your bank, broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker or other nominee in order to vote your shares in person at the Annual Meeting.
What vote is required to approve each item?
Required Vote: Election of Directors (Proposal No. 1)
Directors are elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote on the election of directors. Votes withheld and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.
Required Vote: Non-Binding Advisory Vote on the Compensation of our Named Executive Officers (Proposal No. 2)
The affirmative vote of the holders of a majority of the votes cast by the holders of shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote is required to approve the compensation of our named executive officers. Abstentions and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of this vote.
Required Vote: Non-Binding Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers (Proposal No. 3)
To recommend the frequency of future advisory votes on the compensation of our named executive officers, you may:
•	vote every one year;
•	vote every two years;
•	vote every three years; or
•	ABSTAIN from voting on the non-binding resolution.
The frequency choice that receives the highest numbers of votes cast will be considered to be the preferred frequency of our stockholders with which we are to hold future non-binding stockholder advisory “say-on-pay” votes on the compensation of our named executive officers. Abstentions and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of this vote.
Required Vote: Ratification of the Selection of Independent Registered Public Accounting Firm (Proposal No. 4)
The affirmative vote of the holders of a majority of the votes cast by the holders of shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote is required to ratify the selection of our independent registered public accounting firm. Because the ratification of the independent registered public accounting firm is a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner. Abstentions will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of this vote.

Could other matters be decided at the Annual Meeting?
Aquestive does not know of any other matters that may be presented for action at the 2024 Annual Meeting. Should any other business properly come before the Annual Meeting, the persons named as proxies will, to the extent permitted by applicable law or regulation, have discretionary authority to vote on such matters according to their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2024 Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the meeting is postponed or adjourned?
If the 2024 Annual Meeting is adjourned or postponed for any purpose, at any such adjourned or postponed meeting, your proxy given for the original meeting will be voted in the same manner as it would have been voted at the original meeting unless you revoke your proxy or unless a new record date is established for such adjourned or postponed meeting.
What does it mean if I receive more than one proxy card or voting instruction form?
It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
Where can I find the voting results of the meeting?
The preliminary voting results will be announced at the 2024 Annual Meeting. The final results will be disclosed in a Form 8-K filed with the SEC within four business days after the 2024 Annual Meeting date.
What are the implications of being a “smaller reporting company”?
We are a “smaller reporting company,” meaning we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a “smaller reporting company,” and have either: (i) a public float of less than $250 million or (ii) annual revenues of less than $100 million during the most recently completed fiscal year and (A) no public float or (B) a public float of less than $700 million. As a “smaller reporting company,” we are subject to reduced disclosure obligations in our SEC filings compared to other issuers, including with respect to disclosure obligations regarding executive compensation in our periodic reports and proxy statements and certain reduced financial information disclosure.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
In accordance with Aquestive's Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”), the Board is divided into three classes of directors of approximately equal size. The members of each class of directors are elected to serve for a three-year term with the term of office of each class ending in successive years. Our Certificate of Incorporation requires that each of our three classes of directors consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Abigail L. Jenkins was appointed to the Board as a Class II director in April 2024. In connection with the appointment of Ms. Jenkins, the size of the Board was increased from seven to eight members.
Santo J. Costa, Julie Krop, M.D., and Marco Taglietti, M.D. are the Class III directors whose terms expire at the 2024 Annual Meeting.
Mr. Costa, Dr. Krop and Dr. Taglietti have each consented to being named in this Proxy Statement as a director nominee, and each has agreed to stand for election to the Board to serve as a Class III director of Aquestive until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal, and to serve if elected.
It is intended that, unless a stockholder gives contrary instructions, shares represented by proxies will be voted for the election of each of Mr. Costa, Dr. Krop and Dr. Taglietti. Although not anticipated, if for any reason any nominee becomes unable to serve or for good reason will not serve, the discretionary authority provided in the proxies solicited by the Board may be used to vote for a substitute or substitutes whom the Board may propose to replace such nominee(s) for election at the Annual Meeting. It is not expected that any of the Board’s nominees will be unable or unwilling to serve as a director.
Information relating to each of Mr. Costa, Dr. Krop and Dr. Taglietti as the Board’s nominees for election as a director, including his or her period of service as a director of Aquestive, principal occupation and other biographical material, is included below.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE NOMINEES FOR ELECTION AS CLASS III DIRECTORS.

BOARD OF DIRECTORS
Board Composition and Structure
Our business and affairs are organized under the direction of our Board of Directors, which currently consists of eight members, seven of whom are independent directors. The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance and direction to our management. Our Board meets on a regular basis and additionally as required.
Our Certificate of Incorporation provides that our Board is divided into three classes of directors. Each of our directors identified below serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our Certificate of Incorporation and Bylaws, our Class III director nominees being nominated for election will, if elected at this Annual Meeting, serve until the 2027 Annual Meeting of Stockholders, our current Class I directors will serve until the 2025 Annual Meeting of Stockholders, and our current Class II directors will serve until the 2026 Annual Meeting of Stockholders; and, in each case, until their successors are duly elected and qualified.
Below is a list of the names, ages and class of the individuals who currently serve as our directors.
Name	Age	Position	Class
Daniel Barber	48	President, Chief Executive Officer, and Director	I
Gregory B. Brown, M.D.	70	Chairman of the Board	II
John S. Cochran	58	Vice Chairman of the Board	II
Santo J. Costa	78	Director	III
Abigail L. Jenkins	48	Director	II
Julie Krop, M.D.	57	Director	III
Timothy E. Morris	62	Director	I
Marco Taglietti, M.D.	64	Director	III
The Board has determined that the classified Board structure is appropriate for the Company at this time. A classified board provides for stability, continuity and experience among our Board. The Board believes that building a cohesive board is an important goal. In our industry in particular, the time horizon required for successful development of pharmaceutical products and product candidates makes it important that we have a Board that understands the implications of this process and has the ability to develop long-term strategies while benefiting from an in-depth knowledge of Aquestive’s business, development processes and timetables, and operations. A classified board structure helps to provide continuity and stability of leadership while resisting pressure to focus on short-term results at the expense of long-term value.
Director Biographies
Information concerning our directors standing for re-election and for those directors continuing on the Board is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led the Board to conclude that each nominee should serve as a director.
Nominees for Director (Class III Directors)
Santo J. Costa
Santo J. Costa served as our Board Chairman from August 2018 to April 2024 and has served as a member of our Board of Directors since December 2015. Since 2007, Mr. Costa has served as Of Counsel to the law firm of Smith, Anderson, Blount, Dorsett, Mitchell and Jernigan, L.L.P. of Raleigh, North Carolina, specializing in corporate law for healthcare companies. Mr. Costa has served on the board of directors of Cytokinetics Inc. (Nasdaq:CYTK) since October 2010. From 1994 to 2001, he held various positions at Quintiles Transnational Corporation, including as Vice Chairman, President and Chief Operating Officer. Prior to joining Quintiles, Mr. Costa spent 23 years in the pharmaceutical industry, most recently as General Counsel and Senior Vice President, Administration with Glaxo Inc. Prior to joining Glaxo, he served as U.S. Area Counsel with Merrell Dow Pharmaceuticals and as Food & Drug Counsel with Norwich Eaton Pharmaceuticals, Inc. Mr. Costa served as chairman of the board of directors of Alchemia Limited, a biopharmaceutical company, from

March 2014 to June 2015 and on the board of directors of Metabolon, Inc., a private company, from April 2013 to May 2019. He also served on the board of directors of Magor Corporation, formerly Biovest Corp., from March 2010 until March 2013. He also served as chairman of the board of directors of LaboPharm, Inc. from March 2006 to November 2011 and a director of OSI Pharmaceuticals from June 2006 to June 2010, as well as serving as a director at other private companies. Mr. Costa earned both a B.S. in Pharmacy and a J.D. from St. John’s University. Our Board believes that Mr. Costa’s experience in the biotechnology industry, his broad experience advising global corporations and boards of directors of publicly held companies, and his experience serving as a director of public and private companies, qualifies him to serve on our Board of Directors.
Julie Krop, M.D.
Julie Krop, M.D. has served as a member of our Board since February 2021. Dr. Krop currently serves as Chief Medical Officer of PureTech Health plc (Nasdaq:PRTC), a clinical stage biotherapeutics company dedicated to discovering, developing and commercializing highly differentiated medicines for people living with psychiatric and neurological conditions. Prior to assuming her position with PureTech Health, Dr. Krop served as Chief Medical Officer of Freeline Therapeutics (Nasdaq:FRLN), a clinical stage gene therapy company, from April 2020 to August 2021. Dr. Krop was also the Chief Medical Officer and Executive Vice President, Development of AMAG Pharmaceuticals, Inc. (Nasdaq:AMAG), where she oversaw clinical development, medical affairs, program management, and pharmacovigilance and regulatory affairs, from 2015 to 2020. From 2012 to 2015, Dr. Krop served as the Vice President, Clinical Development for Vertex Pharmaceuticals (Nasdaq:VRTX). In addition, Dr. Krop was Vice President, Clinical Development and Regulatory Affairs for Stryker Biotech (NYSE:SYK) from 2006 to 2012. Dr. Krop received both a B.A. and an M.D. from Brown University School of Medicine. Our Board believes that Dr. Krop’s extensive experience successfully designing and executing clinical development programs from early-stage development through FDA approval, and senior leadership roles across clinical development, regulatory affairs, clinical operations, pharmacovigilance, medical affairs and program management during her career in the pharmaceutical and biotechnology industry, as well as her medical background, qualifies her to serve on our Board of Directors.
Marco Taglietti, M.D.
Marco Taglietti, M.D. has served as a member of our Board since February 2021. Dr. Taglietti served as President and Chief Executive Officer and a director of Scynexis, Inc. (Nasdaq:SCYX), a biotechnology company pioneering innovative medicines to overcome and prevent difficult-to-treat and drug resistant infections, from 2015 until his retirement at the end of 2022. Prior to joining Scynexis, Dr. Taglietti held various executive positions with Forest Laboratories (now Abbvie (NYSE:ABBV)) from 2007 until 2014, including President, Forest Research Institute, Chief Medical Officer and Executive Corporate Vice President, Research & Development. Dr. Taglietti was also the Senior Vice President, Head of Global Research and Development for Stiefel Laboratories, Inc. (now a GlaxoSmithKline company) from 2004 until 2007 and served in a number of executive positions from 1992 to 2004 with Schering-Plough Research Institute, including Vice President, Clinical Research, Anti-Infectives, CNS, Dermatology and Endocrinology. From 1987 until 1992, Dr. Taglietti served in a number of executive positions with Marion Merrel Dow Research Institute, including as the European Product Team Leader – Anti-Infectives. Dr. Taglietti has served, since 2023, as a director of Aurobac Therapeutics SAS, a biopharmaceutical company developing products to fight antimicrobial resistance. Dr. Taglietti previously served on the boards of directors of Delcath (Nasdaq:DCTH) from 2014 to 2021 and NephroGenex (Nasdaq:NRX) from 2014 to 2017. Dr. Taglietti also served as a director of Stiefel International, Ltd., a private company, from 2004 to 2007 and a director of TransCelerate BioPharma, a non-profit pharma coalition dedicated to streamlining and accelerating the research and development of innovative new therapies, from 2013 to 2014. Dr. Taglietti served on the board of directors of BioNJ, a life sciences trade association in New Jersey, from 2011 through 2022. In addition, Dr. Taglietti served on the board of directors of HINJ, Health Institute of New Jersey, a trade association for the leading research-based biopharmaceutical and medical technology companies in New Jersey, from 2011 to 2014, and is currently on the boards of directors of Orchestra of St. Luke, a New York City based orchestra, and American Foundation for Suicide Prevention, the largest non-profit organization dedicated to saving lives and bringing hope to those affected by suicide. Dr. Taglietti received his Degree in Medicine from the University of Pavia, Italy. Our Board believes Dr. Taglietti’s extensive senior experience in the pharmaceutical and biotechnology industry, his experience on the boards of both public and private companies, as well as his medical background, qualifies him to serve on our Board of Directors.

Class I Directors (with terms expiring at the 2025 Annual Meeting of Stockholders)
Daniel Barber
Daniel Barber was appointed by the Board as President and Chief Executive Officer and as a director in May 2022. Mr. Barber joined the Company in July 2007 and had served as our Senior Vice President – Chief Operating Officer since May 2019. Mr. Barber has led our strategy and development functions since April 2014. In 2010, Mr. Barber had executive oversight of our launch activities for our first two FDA approved products. Beginning in 2013, Mr. Barber helped lead our effort to develop an internal pipeline of proprietary assets. Since that time, he has had executive responsibility for our pipeline and partnership activities. Prior to joining the Company, Mr. Barber held various positions with Quest Diagnostics in its corporate planning and international divisions. Mr. Barber received his B.A. from State University of New York at Geneseo and an M.B.A. from Seton Hall University. Our Board believes that Mr. Barber’s experience as the Company’s Chief Executive Officer and his past experience as the Company’s Chief Operating Officer, as well as his extensive experience in being a leader of our pipeline development activities, qualifies him to serve on our Board of Directors.
Timothy E. Morris
Timothy E. Morris has served as a member of our Board of Directors since August 2022. Mr. Morris recently served as the Chief Financial Officer of Opthea Limited (Nasdaq:OPT), a clinical stage biopharmaceutical company developing novel therapies to treat highly prevalent and progressive retinal diseases, until October 2023. Previously, he served as Chief Operating Officer and Chief Financial Officer of Humanigen, Inc. (Nasdaq:HGEN) from 2020 to 2022. He was on the Board of Directors at Humanigen from 2016 to 2020, where he was chairman of the audit committee and a member of the compensation committee. He was the Chief Financial Officer of Iovance Biotherapeutics, Inc. from 2017 to 2020. Prior to Iovance, Mr. Morris was Chief Financial Officer of AcelRx Pharmaceuticals (Nasdaq:ACRX) from 2014 to 2017. Mr. Morris has extensive Board experience, currently serving as chairman of the board of DBV Technologies (Euronext:DBV, Nasdaq:DBVT), where he also serves as the chair of the audit committee and a member of the pricing committee, Univercells S.A., where he is the chair of the audit committee, and Humanetics Corporation, where he serves as the chair of the audit committee and a member of the compensation committee. Mr. Morris previously served on the boards of directors of Humanigen, Inc. from 2016 to 2020, and PAION, Inc., a U.S. subsidiary of PAION AG. Mr. Morris earned a B.S. in Business, with an emphasis in Accounting, from California State University and is a Certified Public Accountant (inactive). Our Board believes that Mr. Morris’ extensive operations experience and Board and finance experience qualify him to serve on our Board of Directors.
Class II Directors (with terms expiring at the 2026 Annual Meeting of Stockholders)
Gregory B. Brown, M.D.
Gregory B. Brown, M.D. has served as our Board Chairman since April 2024 and has served as a member of our Board of Directors since March 2007. Dr. Brown is currently Chief Executive Officer and a director of Memgen, Inc., a private development-stage biotechnology company. Dr. Brown is also a co-founder at HealthCare Royalty Partners, or HCR Partners, and is a member of that firm’s Senior Advisor Board. Educated as a transplantation immunologist and trained as a thoracic and vascular surgeon, Dr. Brown practiced thoracic and vascular surgery in a community setting where he also founded and led a health maintenance organization. Before co-founding HCR Partners, Dr. Brown was a partner at Paul Capital Partners, where he co-managed that firm’s royalty investments as a member of the royalty management committee. Prior to beginning his principal investment career in 2003, Dr. Brown was co-head of investment banking and head of healthcare at Adams, Harkness & Hill (now Canaccord Genuity) and a ranked biotechnology research analyst at Vector Securities International. Dr. Brown holds a B.A. from Yale University, an M.D. from SUNY Upstate Medical Center and an M.B.A from Harvard Business School. Dr. Brown currently serves on the board of Lisata Therapeutics, Inc. (Nasdaq:LSTA) and Adimab, LLC, a privately-held company which is a leader of therapeutic antibody discovery and engineering technologies, and previously served on the board of Faron Pharmaceuticals, Oy (LON: FARN) and Cambrex Corporation

(formerly, NYSE: CBM) and FAST BioMedical, a privately-held company developing late clinical-stage medical technology. Our Board believes that Dr. Brown’s extensive experience in the pharmaceutical industry and investing in life sciences companies, as well as his medical and scientific background, qualifies him to serve on our Board of Directors.
John S. Cochran
John S. Cochran has served as a member of our Board of Directors since January 2004. Mr. Cochran has been a partner at Bratton Capital Management L.P. since October 1998 and is responsible for its private equity investments. Mr. Cochran is also a partner and Chief Operating Officer of Crestline Investors, an institutional alternative investment management firm. Prior to joining Bratton Capital Management L.P., Mr. Cochran spent 10 years with KPMG focused primarily on audit and merger and acquisition due diligence. Mr. Cochran received his B.A. in Accounting from Texas Christian University and is also a licensed certified public accountant. Our Board believes that Mr. Cochran’s private equity investment and company oversight experience, along with his strong finance and management background, qualifies him to serve on our Board of Directors.
Abigail L. Jenkins
Abigail L. Jenkins was appointed as a member of our Board of Directors in April  2024. Ms. Jenkins is currently President and Chief Executive Officer of Gamida Cell Ltd. (Nasdaq: GMDA), a pioneer in cell therapies, and a member of the company's board of directors. Prior to joining Gamida Cell, from March 2021 through August 2022, Ms. Jenkins served as Chief Commercial and Business Officer of Lyndra Therapeutics, Inc., a clinical-stage biopharmaceutical company, where she established and led global commercial, business development, corporate strategy and portfolio management across multiple therapeutic areas. From May 2018 to March 2021, Ms. Jenkins served as Senior Vice President and head of the Vaccines Business Unit of Emergent BioSolutions Inc. From June 2016 to May 2018, Ms. Jenkins served as Chief Commercial Officer and U.S. business head of Aquinox Pharmaceuticals, Inc. (now Neoleukin Therapeutics, Inc.). Ms. Jenkins has also previously held senior commercial and business development positions at Relypsa, Inc., Actavis plc (now Teva Pharmaceuticals Ltd.), Pfizer Inc. and Medimmune, LLC (now AstraZeneca PLC). Ms. Jenkins has served as a director of XORTX Therapeutics Inc. (Nasdaq: XRTX) since April 2024. Ms. Jenkins holds a B.A. from Indiana University Bloomington and a M.S. from The Johns Hopkins University, and completed the Executive Scholar Program in General Management, Business & Leadership from Northwestern University’s Kellogg School of Management. Our Board believes that Ms. Jenkins' extensive experience in commercialization of pharmaceutical products, her business development and corporate strategy expertise and her experience in senior leadership roles across several biopharmaceutical companies qualifies her to serve on our Board of Directors.

NON-EMPLOYEE DIRECTOR COMPENSATION
We provide cash and equity-based compensation to our non-employee directors for the time and effort necessary to serve as a member of our Board of Directors.
Under our non-employee director compensation program, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director serves. The chair of each committee receives an additional retainer for such service. These retainers are payable in arrears in equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board of Directors. The retainers to non-employee directors for service on the Board and our Board committees are as follows:
Name	Annual Service Retainer	Chairperson Additional Retainer
Board of Directors	$50,000	$50,000
Audit Committee	10,000	20,000
Compensation Committee	8,750	17,500
Nominating and Corporate Governance Committee	5,000	10,000
Science and Technology Committee	8,750	17,500
Pursuant to our non-employee director compensation program, in connection with her appointment to the Board in April 2024, Ms. Jenkins will be granted an award of 57,000 stock options. The stock options will vest in annual equal one-third increments commencing on the first anniversary of the date of grant.
Additionally, each non-employee director receives an annual equity grant in the form of stock options. In 2023, each non-employee director was granted an award of 25,000 stock options (increased in 2022 from stock options for 20,000 shares in 2021). An annual equity grant is awarded each year on the date of the Annual Meeting of Stockholders in accordance with the Company’s equity grant policy. The stock options vest one year from the date of grant.
This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
2023 Director Compensation Table
The following table sets forth information concerning the compensation that we paid or awarded to our non-employee directors during the fiscal year ended December 31, 2023. For more information on the compensation of Daniel Barber, our director who is also our CEO, see below under “Executive Compensation.” Ms. Jenkins did not join our Board until April 2024 and accordingly did not receive any compensation for 2023.
Name	Fees Earned or Paid in Cash ($)	Options Awards(1) ($)	All Other Compensation ($)(2)	Total ($)
Gregory B. Brown, M.D.	$105,095	$39,610	6,063	$150,768
John S. Cochran	92,188	39,610	5,430	137,228
Santo J. Costa	157,813	39,610	4,734	202,157
Julie Krop, M.D.	98,077	39,610	—	137,687
Timothy E. Morris	93,222	39,610	12,397	145,229
Marco Taglietti, M.D.	81,130	39,610	1,035	121,775
(1)
Represents the aggregate grant date fair value of stock option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 17 to our 2023 audited financial statements included in our Annual Report on Form 10-K filed with the SEC on March 6, 2024. Amounts reflect a stock option grant awarded on June 21, 2023 with a grant date fair value of $2.02 per share. The grant date fair value of option awards is determined using the Black-Scholes option pricing model.

(2)	Represents reimbursable travel expense.
As of December 31, 2023, each person in the above table held outstanding stock options as follows: Dr. Brown, 124,050; Mr. Cochran, 124,050; Mr. Costa, 124,050; Dr. Krop, 98,500; Mr. Morris, 53,500; and Dr. Taglietti, 98,500.

CORPORATE GOVERNANCE
Director Independence
Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee, compensation committee and nominating and governance committee be independent, and members of the audit committee and compensation committee must also satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Nasdaq rules, a director will only qualify as an “independent director” if the director meets certain objective independence tests and does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In accordance with these standards and criteria, the Board undertook its annual review of the independence of our directors. During this review the Board considered whether there were any relationships or related party transactions between each director, any member of his or her immediate family or other affiliated entities, and the Company. The purpose of this review is to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
The Board follows a number of procedures to review related party transactions, as described in more detail below under “Related Person Transaction Policy.” Each director also answers a questionnaire designed to disclose information concerning conflicts and transactions which may impact independence, and we also review our internal records for any such transactions.
Based on a review of these standards and materials, our Board determined that none of our independent directors had or has any relationship with us impacting his or her independence as a director under applicable listing and regulatory standards.
As a result of its review, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that each of our directors other than Daniel Barber, our Chief Executive Officer, is independent within the meaning of the director independence standards of Nasdaq and the SEC and has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the heightened independence standards for such committee members.
Board Meetings, Attendance and Executive Sessions
The Board held 10 meetings during the year ended December 31, 2023. All Board members then serving attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served. The composition of, and number of meetings held by, each committee is set forth below under “Board Committees.”
The independent directors meet in executive sessions, without management present, periodically and as appropriate.
All directors are expected to attend our annual meetings of stockholders absent extenuating circumstances, and all directors then serving attended our 2023 Annual Meeting of Stockholders.
Board Leadership Structure
Our Board of Directors is currently chaired by Gregory B. Brown, M.D., one of our independent directors. As a general policy, our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. Mr. Barber, our Chief Executive Officer, is also a member of the Board, which we believe promotes strategy development and execution and facilitates information flow between management and the Board. We currently expect the positions of Chairman of the Board and Chief Executive Officer to continue to be held by two individuals.

Board of Directors’ Role in Risk Oversight
While senior management has primary responsibility for managing risk, the Board as a whole has responsibility for risk oversight. One of the key functions of our Board is informed oversight of our risk management process. Relevant Board committees review specific risk areas, as discussed below, and report on their deliberations to the Board. The full Board oversees risk in several ways. Through periodic management updates on the financial and operating results of Aquestive, including its annual operating plans and strategic planning, the Board provides input to management on ordinary course business and commercial operating risks. In addition, management reports to the Board and each committee periodically on specific material risks as they arise or as requested by individual Board members.
The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Nominating and Corporate Governance Committee oversees the effectiveness of our corporate governance practices, including overseeing these practices in seeking to prevent improper conduct, and generally monitors compliance with our Code of Business Conduct and Ethics, and provides oversight of management’s responsibility for environmental, social and governance (ESG) matters. Our Compensation Committee is responsible for assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Board, with the assistance of the Audit Committee, monitors risks relating to our liquidity.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
Our Board has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our colleagues, including our executive officers and those colleagues responsible for financial reporting, and our directors.
Our Board has also adopted Corporate Governance Guidelines that, along with our committee charters and our Code of Ethics, provide the framework for our corporate governance policies.
Copies of our Code of Ethics and our Corporate Governance Guidelines may be accessed free of charge by visiting our website at www.aquestive.com under “Investors” at “Corporate Governance: Governance Documents” or by requesting a copy via an e-mail addressed to investorrelations@aquestive.com or by written request addressed to our Corporate Secretary at our principal executive offices. To the extent required by applicable law and regulation, we intend to post on our website any amendment to, or waiver under, a provision of the Code of Ethics that applies to our executive officers and directors within the time period required.
Board Committees
Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Science and Technology Committee. Each committee has the composition and responsibilities described below.
Each of the Audit, Compensation, Nominating and Corporate Governance and Science and Technology Committees operates pursuant to a written charter, and each committee will review and assess the adequacy of its charter annually, submitting any changes to the Board for approval. Charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees are available on our website at www.aquestive.com under “Investors” at “Corporate Governance: Governance Documents.”

The following table describes which directors serve on each of the below standing Board committees and the number of times each committee met during 2023.
	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee	Science & Technology Committee
Daniel Barber
Gregory B. Brown, M.D.		M	M	M
John S. Cochran	C	M
Santo J. Costa		C
Julie Krop, M.D.	M	M		C
Abigail L. Jenkins	M
Timothy E. Morris			C
Marco Taglietti, M.D.			M	M
Number of Meetings Held in 2023	5	6	9	4
M = Member
C = Chair
Ms. Jenkins joined the Board in April 2024. Upon her appointment to the Board, she was appointed to serve as a member of the Nominating and Corporate Governance Committee.
Set forth below are summaries of the responsibilities of each of our standing Board committees.
Audit Committee
Our Audit Committee provides oversight of our accounting and financial reporting processes and the audits of our financial statements. Among other matters, the Audit Committee is responsible for the following:
•
reviewing with management and the independent registered public accounting firm the Company’s annual audited financial statements, quarterly financial statements and significant financial reporting issues in connection with the preparation of the Company’s annual and quarterly financial statements;

•	oversight of financial reporting and financial disclosure;
•	reviewing the Company’s major risk exposures including financial- and cybersecurity-related risks, and the steps management has taken to monitor and control such exposures;
•	retention and oversight of the independent registered public accounting firm;
•
pre-approving all audit services and permitted non-audit services to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exception for permitted non-audit services;

•
establishing procedures for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or audit matters, including procedures for the confidential and anonymous treatment of submissions by colleagues of any such complaints; and

•	reviewing, approving or ratifying all related person transactions in accordance with Company policy, applicable law and SEC and Nasdaq rules and regulations.
All members of our Audit Committee meet the requirements for financial literacy under the applicable rules of Nasdaq. Our Board determined that Gregory B. Brown, M.D. and Timothy E. Morris are audit committee financial experts as defined under applicable rules of the SEC. In making this determination, our Board has considered the financial experience and business background of each of Dr. Brown and Mr. Morris. All of the members of our Audit Committee were determined to be independent directors as defined under applicable rules of the SEC and Nasdaq.
The report of the Audit Committee is included in this Proxy Statement under “Audit Committee Report.”

Compensation Committee
Our Compensation Committee is responsible for the oversight of our overall compensation structure and establishes the Company’s philosophy, objectives, policies and practices in the areas of executive compensation, benefit arrangements, performance evaluations and management development. Among other matters, the Compensation Committee is responsible for the following:
•	obtaining the advice of any compensation consultant, legal counsel or other adviser to assist in carrying out its responsibilities and for conducting the related independence assessment;
•
approving corporate goals and objectives relating to the compensation of the CEO and other executive officers, evaluating their performance, and making appropriate recommendations for any improvement in performance;

•	determining and approving compensation levels of the CEO and other executive officers;
•	reviewing compensation provided to our non-employee directors and recommending such compensation and any changes to the Board for approval;
•	administering all equity compensation plans and recommending amendments to such plans to the Board for approval;
•
administering all cash incentive compensation plans, employee stock purchase plans, bonus plans, any deferred compensation plans, any executive severance plans and other similar programs with respect to the participation of executive officers, and authorizing and approving amendments to such plans; and

•
approving employment terms for executive officers, as well as any severance, change in control, indemnification, or other employment or compensation-related agreements or arrangements to be provided to executive officers.

All of the members of our Compensation Committee were determined to be independent under the applicable rules of Nasdaq. Our Board has determined that each member of our Compensation Committee is a non-employee director, as defined in Exchange Act Rule 16b-3.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee oversees our corporate governance structure. Among other matters, our Nominating and Corporate Governance Committee is responsible for the following:
•	identifying and recommending to the Board individuals believed to be qualified to serve as Board members;
•	recommending to the Board directors to serve as members and chairpersons of each standing committee and any appropriate changes to the responsibilities, size and membership of such committees;
•	determining, on an annual basis, the members of the Board who meet the applicable independence requirements established by the SEC and Nasdaq;
•	considering questions of possible conflicts of interest of directors;
•	generally reviewing with the Company’s chief legal officer and as applicable other appropriate legal personnel particular legal matters and compliance with the Code of Ethics;
•	reviewing our Corporate Governance Guidelines and our Code of Ethics on an annual basis and recommending amendments when appropriate;
•	overseeing environmental, social and governance (ESG) matters;
•	periodically reviewing management succession plans and related procedures, including for the CEO; and
•	overseeing the annual self-evaluation of the Board and committees.

All members of our Nominating and Corporate Governance Committee were determined to be independent under the applicable rules of Nasdaq.
Science and Technology Committee
The Science and Technology Committee currently consists of Gregory B. Brown, M.D., Julie Krop, M.D. and Marco Taglietti, M.D. Dr. Krop is the chair of the Committee.
The Science and Technology Committee’s responsibility is to provide oversight and to engage management and the Board with regard to the Company’s major drug development programs.
Specific responsibilities of the Science and Technology Committee include:
•	assist the Company with scientific activities related to its major development programs;
•	review and advise the Company on the scientific strategy of the Company, including periodic reviews of the Company’s major clinical programs and its overall competitiveness;
•
periodically review the Company’s oversight of risk management in the area of human studies, the Company’s policies and procedures related to the conduct of human studies and the use and publication of data derived from such studies; and

•	periodically review with management the composition of the Company’s Scientific Advisory Board (“SAB”) and participate when appropriate in SAB meetings or other interactions with SAB members.
Policies Governing Director Nominations
Director Nomination Process
Our Board is responsible for determining candidates for nomination to our Board. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee will review annually with the Board the composition of the Board as a whole and will recommend, if necessary, measures so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of our business and, in furtherance of this goal, for proposing the addition of members for purposes of obtaining the appropriate skills and perspectives. The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors.
Generally, our Nominating and Corporate Governance Committee will identify candidates for director nominees in consultation with management as well as through the use of search firms or other advisors, the recommendations submitted by stockholders, and such other methods as the Nominating and Corporate Governance Committee deems appropriate. Once candidates have been identified, our Nominating and Corporate Governance Committee will confirm that the candidates meet the minimum qualifications for director nominees. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that it deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee will evaluate the qualifications and skills of director candidates, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee will recommend candidates as director nominees for the Board’s approval.
Ms. Jenkins, appointed to the Board in April 2024, was recommended for consideration by the Nominating and Corporate Governance Committee and approved by the Board following a formal search for prospective director candidates conducted with the assistance of a third-party search firm.
The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. Recommendations should be submitted to the Nominating and Corporate Governance Committee, c/o the Corporate Secretary, and include at least the following information: name of the stockholder and evidence of the person's ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate's employment history or a listing of his or her qualifications to be a director and the person's written consent to be named as a director if nominated.
Stockholders may also nominate directors for election at our annual meetings of stockholders in accordance with our Bylaws. Additional information regarding requirements for stockholder nominations for next year's annual meeting is described in this Proxy Statement under “General Matters-Stockholder Proposals and Nominations.”
Minimum Qualifications
Our Nominating and Corporate Governance Committee will take into consideration all factors it deems relevant and appropriate when recommending candidates for the Board’s selection as nominees for the Board. These factors may include judgment, skill, diversity, experience with business and other organizations of a comparable size, expertise in operational or strategic areas material to the Company, the interplay of the candidate’s experience with that of the other Board members, and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board. We have no formal policy regarding Board diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers gender and ethnicity as well as a diversity of perspectives, experience and skills such that the Board as a whole represents diverse viewpoints, backgrounds and experience.
Board Diversity Matrix (As of April 1, 2024)
Total Number of Directors	8
	Female	Male	Non-Binary	Did not disclose Gender
Part I: Gender Identity
Directors	2	6	—	—
Part II: Demographic Backgrounds
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Information concerning our Board Diversity Matrix for the prior year (as of March 1, 2023) was included in the Company’s Proxy Statement for the 2023 Annual Meeting filed with the SEC on April 28, 2023 and is available on our website at www.aquestive.com under “Investors” at “SEC Filings.”
Environmental, Social and Governance Matters
The Nominating and Corporate Governance Committee is responsible for oversight of management’s activities with respect to environmental and social matters, including human capital matters and sustainability matters, and for overseeing the governance matters of the Board.
Communication with the Board of Directors
Stockholders wishing to communicate with our Board may do so by writing to the Board, any individual director, or to the non-employee directors as a group, at:
Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, NJ 07059
Attention: Corporate Secretary

The communication should prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is a communication for the Board. Upon receiving such a communication, the Corporate Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board's duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Corporate Secretary will not forward any communication determined in good faith to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.
Hedging and Pledging Policies
We have adopted an insider trading policy that includes provisions that restrict our directors, officers and employees from engaging in hedging or monetization transactions involving our securities and from engaging in short sales of our securities. Our insider trading policy also prohibits our directors, officers and employees from holding our securities in margin accounts or otherwise pledging our securities as collateral for loans.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as our executive officers.
Name	Age	Position(s)
Daniel Barber	48	Chief Executive Officer, President and Director
Peter Boyd	58	Senior Vice President – Information Technology, Human Resources and Communications
Lori J. Braender	68	Senior Vice President – General Counsel, Chief Compliance Officer and Corporate Secretary
Cassie Jung	45	Senior Vice President – Operations
A. Mark Schobel	68	Chief Innovation and Technology Officer
Carl N. Kraus, M.D.	55	Chief Medical Officer
A. Ernest Toth, Jr.	65	Chief Financial Officer
Stephen Wargacki, Ph.D.	46	Chief Science Officer
Executive Officer Biographies
Daniel Barber | Chief Executive Officer
Please see Mr. Barber’s biographical information above in this Proxy Statement under “Board of Directors - Director Biographies.”
Peter Boyd | Senior Vice President – Information Technology, Human Resources and Communications
Mr. Boyd joined our Company in August 2013 and has led our Information Technology, Human Resources, and Communications functions since December of 2022. Prior to his current position, Mr. Boyd led the Business Process, Manufacturing Operations, and Clinical Operations. Prior to joining us, Mr. Boyd served as Senior Director of Operations for the Americas and APJ Regions at Hewlett-Packard Company. Throughout his 15-year career at the Hewlett-Packard Company, Mr. Boyd held a variety of positions in business process improvement and in operations. Mr. Boyd received a B.A. in History from Wittenberg University and an M.B.A in Finance from Seton Hall University. Mr. Boyd also received an M.S. in Management and Urban Policy Analysis from the New School University.
Lori J. Braender | Senior Vice President – General Counsel, Chief Compliance Officer and Corporate Secretary
Ms. Braender joined our Company in September 2018 as our Senior Vice President - General Counsel, Chief Compliance Officer and Corporate Secretary. Prior to joining us, Ms. Braender was an attorney at Day Pitney LLP for 35 years, most recently serving as a Partner and Chair of the firm’s Life Sciences Practice Group. In that role, she specialized in advising clients in the pharmaceutical and biotechnology industries, as well as medical device companies, hospitals and healthcare institutions, on regulatory requirements, contractual arrangements, and other business considerations connected with life science and healthcare transactions. Ms. Braender received a B.S. in Business Administration from Rider University and a J.D. from Seton Hall University School of Law.
Cassie Jung | Senior Vice President – Operations
Ms. Jung joined Aquestive in 2004 and since then, has held leadership positions across various areas of the business including Quality Assurance, Alliance Management, Clinical Operations, and Portfolio Management. Ms. Jung was instrumental in the execution of Aquestive’s internal CNS development pipeline and in 2019, was appointed Vice President Operations, responsible for all facets of the Company’s manufacturing operations. Ms. Jung is currently the SVP, Operations and oversees several key functions across the Company, including manufacturing operations, product management, and corporate communications. Ms. Jung received her B.S. in Management from Purdue University.

A. Mark Schobel | Chief Innovation and Technology Officer
Mr. Schobel joined our team in December 2005 and has served as our Chief Innovation and Technology Officer since November 2015. Mr. Schobel served as our Chief Executive Officer and Co-President through November 2014 and served as a member of our Board from November 2005 through the completion of our initial public offering in July 2018. From 2001 to 2005, he was the Global Head of New Technology and Product Innovation for the Consumer Health Business Unit at Novartis where he pioneered thin film delivery of systemic drugs. Prior to Novartis, Mr. Schobel held various general management positions with Reed & Carnrick Pharmaceuticals, Warner-Lambert and Pharmaceutical Formulations Inc. Mr. Schobel received his B.S. in Chemistry from Fairleigh Dickinson University and has been awarded numerous patents along with having multiple patents pending in fields ranging from film drug delivery to nanoparticle delivery systems.
Carl Kraus, M.D. | Chief Medical Officer
Dr. Kraus joined the Aquestive team as Chief Medical Officer in June 2023. Dr. Kraus joined the Aquestive team from Aceragen, a rare disease biopharmaceutical company, where he served as Chief Medical Officer from October 2021 to April 2023. Prior to that, Dr. Kraus founded and served as the Chief Executive Officer of Arrevus from January 2017 until the sale of Arrevus to Aceragen in October 2021. He previously served as Chief Medical Officer of Ology Bioservices (formerly Nanotherapeutics), which was acquired by National Resilience. Prior to joining the pharmaceutical industry, Dr. Kraus was a Medical Officer for the Center of Drug Evaluation and Research (“CDER”). Earlier in his career, he held inpatient and outpatient clinical appointments. Dr. Kraus earned his medical doctor degree from Washington University School of Medicine in St. Louis, MO, with post-graduate training in Internal Medicine (University of Chicago) and Infectious Diseases (National Institutes of Health).
Stephen Wargacki, Ph.D. | Chief Science Officer
Dr. Wargacki joined Aquestive in 2015. Prior to that, he led formulation development for Lohmann Therapy Systems. Dr. Wargacki’s 14 years in the pharmaceutical industry have been focused on alternative drug delivery including transdermal, sublingual, and buccal delivery systems as well as several medical devices. From 2005 to 2008 he worked in the defense industry designing and developing novel sensors, initially at the Air Force Research Laboratory and subsequently in the private sector. Dr. Wargacki received his B.S. in Chemistry from the University of the Cumberlands and a Ph.D. in Polymer Chemistry from the University of Tennessee.
A. Ernest Toth, Jr. | Chief Financial Officer
Mr. Toth joined Aquestive as Interim CFO in December 2020. In June 2021, he became our Chief Financial Officer. Prior to joining Aquestive, Mr. Toth had joined Danforth Advisors as a consultant in November 2020 to provide finance support and strategic consulting services to life science companies and the healthcare technology industry. Prior to that time, Mr. Toth was Chief Financial Officer of EHE Health, a national preventive health, primary care, and telehealth network owned by Summit Partners and DW Healthcare Partners, from September 2018 to February 2020. Prior to joining EHE Health, Mr. Toth served as Global Chief Financial Officer of ArisGlobal from January 2016 to December 2016 and Global Chief Financial Officer of Synowledge from January 2015 to December 2015. Prior to Synowledge, Mr. Toth held various senior financial positions at JHP Pharmaceuticals, Valeritas, Pharmaceutical Formulations, World Power Technologies and MacAndrews & Forbes. Mr. Toth also previously served as a member of the Board of Directors of Eska, a leading Canadian beverage company owned by Morgan Stanley Private Investments. His prior experience includes senior financial leadership positions at Valeritas, Pharmaceutical Formulations, and World Power Technologies. Mr. Toth holds an M.B.A. from Pace University and a B.S. in Accounting from Shippensburg University of Pennsylvania. He is also a registered CPA in the State of New York.

PROPOSAL NO. 2: NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). Because we are no longer an “emerging growth company,” this is the first year that we are required to present our stockholders with a “say-on-pay” vote requesting approval of the compensation of our NEOs.
We encourage stockholders to read closely the “Executive Compensation” section of this Proxy Statement, which describes our executive compensation programs and the decisions made by our Compensation Committee and our Board of Directors with respect to the fiscal year ended December 31, 2023.
As we describe in the “Executive Compensation” section of this Proxy Statement, we maintain straight-forward executive compensation programs that primarily consist of base salary, an annual cash incentive bonus and annual equity awards. These elements of compensation have been selected by our Compensation Committee because the Compensation Committee believes that they effectively achieve the fundamental goals of our compensation program, which are to attract, retain and motivate superior executive talent; provide incentives that award the achievement of performance goals that directly correlate to the enhancement of stockholder value; and facilitate executive retention. Our compensation programs are designed to align with the interests of our stockholders and our business goals in order to attain our ultimate objective of increasing stockholder value. We believe that, consistent with these goals, the total compensation paid to each of our NEOs is fair, reasonable and competitive.
The Board is asking stockholders to approve, on a non-binding advisory basis, the following resolution:
RESOLVED, that the compensation paid to Aquestive Therapeutics Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Compensation Committee or the Board or create or imply any change to the fiduciary duties of the members of the Compensation Committee or the Board. However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.
The affirmative vote of the holders of a majority of the votes cast by the holders of shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote is required to approve the compensation of our named executive officers. Abstentions and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of this vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act and Section 14A of the Exchange Act also provide that stockholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should hold future say-on-pay votes. Because we are no longer an “emerging growth company,” this is the first year we are required to present our stockholders with this proposal to express their preference as to the frequency with which we will conduct future say-on-pay votes. Stockholders may vote for a frequency of every one, two or three years, or may abstain. Stockholders are not voting to approve or disapprove the recommendation of the Board of Directors.
Accordingly, we ask our stockholders to indicate their preferred frequency for future say-on-pay votes by voting for every “one year,” “two years” or “three years” (or abstaining from voting) in response to the following resolution:
RESOLVED, that the alternative of every one year, two years, or three years that receives the highest number of votes cast by stockholders in person or by proxy at this meeting will be deemed the preferred frequency with which the Company is to hold an advisory vote on the compensation of the Company’s named executive officers.
Currently, we believe that it is in the best interests of the Company and its stockholders to hold a say-on-pay vote every one year. We believe this frequency will enable our stockholders to vote, on a non-binding advisory basis, on our most recent executive compensation practices and decisions as presented in our annual proxy statements, which will lead to more meaningful and timely feedback regarding the compensation of our NEOs.
The vote on this proposal is advisory; therefore, it is not binding on the Company, the Board or our Compensation Committee. We will consider the outcome of the vote on this proposal, but we may determine that it is in the best interests of the Company and its stockholders to hold say-on-pay votes more or less frequently than the frequency indicated by stockholders in voting on this proposal or as currently recommended by the Board.
The frequency choice that receives the highest numbers of votes cast will be considered to be the preferred frequency of our stockholders for future “say-on-pay” votes. Abstentions and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of this vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EVERY “ONE YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION
Narrative Discussion of Summary Compensation Table
We are currently a “smaller reporting company” under SEC rules. The following section describes the compensation we paid to our named executive officers (“NEOs”) for our fiscal year ended December 31, 2023. Our NEOs for 2023 are:
Name:	Title
Daniel Barber	Chief Executive Officer (CEO)
Lori J. Braender	Senior Vice President – General Counsel, Chief Compliance Officer and Corporate Secretary
A. Ernest Toth, Jr.	Chief Financial Officer
Compensation Philosophy and Process
Aquestive operates in a highly competitive and continually changing market. Attracting, developing and retaining qualified executives who increase stockholder value by achieving our financial and strategic growth plans and objectives remain key to our success. Our goal is to provide compensation that emphasizes pay-for-performance, rewarding those who achieve or exceed their goals, and seeking to drive long-term value for our stockholders through the use of both short-term and long-term incentive programs.
Our compensation program is designed to:
•	Attract, retain and motivate superior executive talent
•	Provide incentives that award the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention
•	Align executive interests with those of stockholders through short-term and long-term incentives linked to performance
Role of the Compensation Committee. Pursuant to its charter, our Compensation Committee is charged with determining and approving the compensation and benefits of each executive officer, including our NEOs, on an annual basis, with the goal of achieving a compensation program and total compensation paid to our NEOs and other executives in line with our compensation philosophy. In determining compensation for our executive officers, the Compensation Committee considers compensation for comparable positions in the market and the historical compensation levels of our executives, each NEO’s performance as compared to our expectations and objectives, and our desire to motivate our executives to achieve short- and long-term results that are consistent with our business strategies and objectives.
As part of its review, the Compensation Committee works with its independent compensation consultant, Aon (“Aon”), as well as management, to ensure the compensation program aligns with market practice and Company strategy and has a balance designed to achieve Aquestive’s business objectives. Based on the Committee’s review, as well as input and recommendations received from Aon, the Compensation Committee is responsible for approving the compensation of each NEO.
For 2023, our Compensation Committee consisted of Mr. Costa (Chair), Dr. Brown, Mr. Cochran, and Dr. Krop. Each member of the Compensation Committee was determined to meet the applicable independence standards of both Nasdaq and the SEC. Mr. Cochran also brought the added perspective of representing the views of a significant stockholder with respect to our executive compensation program.
Role of Independent Compensation Consultant. In 2018, prior to our initial public offering, our Compensation Committee engaged Aon as its independent compensation consultant to provide the Committee with guidance in connection with developing and implementing Aquestive’s executive compensation program following the initial public offering.
In its role, Aon regularly attends meetings of the Compensation Committee to advise on compensation matters. Aon provides the Compensation Committee with information and advice on the design, structure and level of executive compensation, external market factors and evolving compensation trends.

Our Compensation Committee is directly responsible for the engagement and oversight of Aon. While Aon works with our management on various matters for which the Compensation Committee is responsible, our management does not direct or oversee the retention of Aon.
Role of Management. Management regularly assists the Compensation Committee by preparing information and materials for matters under consideration by the Compensation Committee. The CEO is also asked to regularly attend Compensation Committee meetings to participate in discussions concerning executive performance and compensation matters and our senior human resources executive regularly provides information to the Compensation Committee regarding compensation matters. In addition, as part of its review process, the Compensation Committee meets with the CEO to discuss his recommendations regarding the compensation of each NEO (other than himself).
Annual Base Salary
Our Compensation Committee uses base salaries to recognize the experience, skills, knowledge and responsibilities required of our executive officers. The base salaries for our executive officers were initially established through review and negotiation at the time of hiring, and thereafter are periodically reviewed for possible increase, in each case taking into account the executive officer’s qualifications, experience, scope of responsibilities and competitive market compensation paid by other companies for similar positions within the industry. The chart below reflects the annual base salary rates that were in effect during 2023 approved by our Compensation Committee for each NEO. The base salary rates are based upon the recommendations and competitive analysis provided by Aon and are generally consistent with or slightly below the market 50th percentile range assessed by Aon although compensation for individual NEOs may be above or below the median based on experience, scope of position and individual performance. Base salaries are reviewed by the Compensation Committee annually based on performance and other factors.
Base Salary
Daniel Barber	$600,000
Lori J. Braender	$417,300
A. Ernest Toth, Jr.	$407,880
Annual Incentive Compensation
We have an annual goal-setting and review process for our executive officers that is the basis for determining potential annual bonuses for our NEOs. Our Compensation Committee sets our annual financial objectives for the year as well as strategic and operational goals which are aligned with our strategic plan and operating budget approved by the Board.
Our employment agreements with our executive officers provide that they will be eligible for annual performance-based bonuses based on achievement of the financial, strategic and/or operational objectives established by the Compensation Committee. Pursuant to the terms of their employment agreements, the target bonus opportunities for our NEOs expressed as a percentage of annual base salary are: Mr. Barber, 60%, Ms. Braender, 50%, and Mr. Toth, 50%. Each NEO’s annual bonus is capped at a maximum of 200% of his or her target bonus opportunity.
The Compensation Committee assessed Company performance for 2023 with respect to each of the performance metrics and determined achievement against those metrics. The Compensation Committee determined to award the bonus amounts to our NEOs for 2023 set forth in the Summary Compensation Table below under “Non-Equity Incentive Plan Compensation.”
Equity-Based Incentive Awards
Our equity-based awards are designed to provide our NEOs with a strong link to our long-term performance, create an ownership culture and help align the interests of our executive officers and our stockholders. Prior to the closing of our initial public offering, we adopted our 2018 Equity Incentive Plan.
2023 Annual Long-Term Incentive Awards. The Compensation Committee, as part of its regular cycle of annual equity incentive grants under its long-term executive compensation program, determined to award equity incentive grants to eligible participants in the form of time-based RSUs. In prior years, the annual long-term incentive awards had been granted in the form of stock options, but commencing in 2023, the Committee determined to change the program to grant time-based RSUs to our NEOs and all other participants. RSUs are understood to have a higher retention value needed to maintain a stable leadership team and retain other employees required to achieve corporate goals. The RSUs vest in annual installments of 25%, 25% and 50% on the first three anniversaries of the March 9, 2023 grant date.
2023 PSU Retention Awards. Due to the fact that a substantial portion of our outstanding, previously-granted stock options to the executives of the Company were significantly underwater at the time and to address the retention issues the Company believed it was facing, on March 16, 2023, the Committee approved a supplementary performance-based long-term equity incentive program for the executives of the Company (the “Executive PSU Program”) for the purpose of awarding additional retentive grants to the Company’s executive officers, including our NEOs, in the form of performance stock units (“PSU Retention Awards”) in two 50% tranches as follows:
Name	Tranche #1	Tranche #2	Total PSU Retention Awards at Target
Barber, Daniel	223,500	223,500	447,000
Braender, Lori	75,000	75,000	150,000
Toth, A. Ernest Jr.	70,000	70,000	140,000
Tranche #1 of these PSU Retention Awards was granted by the Compensation Committee with an effective date of May 5, 2023, following the Company’s release of first quarter earnings, in accordance with the Company’s equity grant policy.
Tranche #2 of these PSU Retention Awards was granted by the Compensation Committee following stockholder approval of the amendment of our 2018 Equity Incentive Plan, as amended, at the 2023 Annual Meeting of Stockholders.
The vesting of these PSU Retention Awards is subject to achievement of stock price goals as follows:
Performance Price*	Vesting Percentage	Vesting Level
$1.75	50%	Threshold
$2.50	100%	Target
$3.25	150%	Maximum
The Performance Price is measured as the 30-day average of the closing prices of the Company’s common stock as reported on the Nasdaq Stock Market immediately prior to and including the last calendar day of the three-year performance period (which ends on the third anniversary of the grant date, or May 5, 2026). To the extent the Performance Price is less than $1.75, the Vesting Percentage will be zero. To the extent the Performance Price is $1.75, the Vesting Percentage will be 50%. To the extent the Performance Price is $1.76 or greater, but less than $2.50, the Vesting Percentage will be an amount between 50.01% and 99.99%, based on straight-line interpolation. To the extent the Performance Price is $2.50, the Vesting Percentage will be 100%. To the extent the Performance Price is $2.51 or greater, but less than $3.25, the Vesting Percentage will be an amount between 100.01% and 149.99%, based on straight-line interpolation. To the extent the Performance Price is $3.25 or greater, the Vesting Percentage will be 150%. In no event will the Vesting Percentage exceed 150%.
To vest in a PSU Retention Award, an executive officer must generally be employed on the last day of the performance period. Under the terms of the award agreement, in the event of an executive officer’s qualifying termination of employment due to death or disability of the executive officer, by the executive officer for good reason or by the Company not for cause, as defined in the award agreement, or in connection with a change in control during the three-year performance period, the performance period will be deemed to end on the date of such qualifying termination, and performance achievement will be measured as of such date.
Equity Grant Policy. The Compensation Committee has adopted an equity grant policy with respect to the issuance of equity awards under our 2018 Equity Incentive Plan. Among other provisions, the equity grant policy establishes parameters for the grant date of equity awards made to executive officers and non-employee directors. Under the policy, the grant date for annual long-term incentive awards to officers and other employees is generally the date of the Compensation Committee’s regularly scheduled meeting in the first quarter of each year, but if the date of such meeting is not in an open trading window, the awards will be granted effective on the second full trading date following the next public release of earnings. Pursuant to the policy, annual equity awards to our non-employee directors are granted on the date of the Company’s annual meeting of stockholders. Additionally, “off-cycle” equity awards may be granted at other times during the year for circumstances such as new hires, promotions, director appointments and other special bases for grants, during open trading windows, or if the date the Compensation Committee takes action to approve such an award is not in an open trading window, then the awards will be granted effective on the second full trading date following the next public release of earnings.
Perquisites, Health, Welfare and Retirement Benefits
All of our executive officers, including our NEOs, are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other colleagues. We also provide enhanced life insurance and disability benefits to our executive officers.
We maintain a 401(k) retirement savings plan that provides eligible U.S. colleagues with an opportunity to save for retirement on a tax advantaged basis. Eligible colleagues may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Code. The 401(k) plan provides us with the discretion to match employee contributions. During 2023, we made 100% matching contributions on up to 6% of an employee’s eligible compensation deferred, subject to IRS limitations. These matching contributions vest in 20% increments and vest in full after an employee has attained five years of service.
We do not maintain any non-qualified deferred compensation plans at this time. We also do not maintain, and do not plan to establish, any defined benefit pension plan.

Summary Compensation Table
The following table provides information regarding the compensation provided to our NEOs during the fiscal year ended December 31, 2023 and 2022:
Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Daniel Barber Chief Executive Officer	2023	$600,000	$1,432,635	$—	$435,600	$27,906	$2,496,141
	2022	541,591	—	401,253	355,547	28,207	1,326,598
Lori J. Braender Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2023	417,300	480,750	—	263,942	31,973	1,193,965
	2022	412,575	—	268,636	216,805	37,894	935,910
A. Ernest Toth, Jr.* Chief Financial Officer	2023	$407,880	$448,700	$—	$234,531	$24,776	$1,115,887
*	Mr. Toth was not an NEO in 2022.
(1)
Represents the aggregate grant date fair value of equity awards computed in accordance with FASB ASC 718. A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 19 to our 2023 audited financial statements included in our Annual Report on Form 10-K filed with the SEC on March 6, 2024.

(2)	Represents annual incentive compensation for 2023 and, as applicable, 2022, paid in the first quarter of the following year.
(3)	For 2023, this column includes the following:
	Mr. Barber ($)	Ms. Braender ($)	Mr. Toth ($)
401(k) Company Match	$19,800	$19,800	$19,800
Disability insurance premiums	4,534	7,197	—
Life insurance premiums	3,572	4,976	4,976
Severance	—	—	—
Total	$27,906	$31,973	$24,776

Outstanding Equity Awards at Fiscal Year End Table
The following table sets forth certain information regarding equity awards granted to our NEOs that remain outstanding as of December 31, 2023:
	Stock Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested ($)
	Exercisable	Un-exercisable
Mr. Barber	25,997	—(1)	$6.54	4/18/2028	—	—	—	—
	96,507	—(2)	$15.00	7/24/2028	—	—	—	—
	70,000	—(3)	$8.05	2/28/2029	—	—	—	—
	50,000	—(4)	$4.83	5/9/2029	—	—	—	—
	110,000	—(5)	$1.54	3/16/2030	—	—	—	—
	50,000	50,000(6)	$5.30	3/11/2031	—	—	—	—
	56,250	168,750(7)	$2.55	3/10/2032	—	—	—	—
	25,000	75,000(8)	$0.88	8/5/2032	—	—	—	—
	—	—	$—	—	447,000(11)	$362,070
	—	—	$—	—	—	$—	223,500(12)	$525,225
	—	—	$—	—	—	$—	223,500(13)	$545,340
Ms. Braender	85,000	—(9)	$18.67	9/10/2028	—	—	—	—
	100,000	—(3)	$8.05	2/28/2029	—	—	—	—
	60,000	—(5)	$1.54	3/16/2030	—	—	—	—
	37,500	37,500(6)	$5.30	3/11/2031	—	—	—	—
	40,000	120,000(7)	$2.55	3/10/2032	—	—	—	—
	10,000	30,000(8)	$0.88	11/4/2032	—	—	—	—
	—	—	$—	—	150,000(11)	$121,500	—	$—
	—	—	$—	—	—	$—	75,000(12)	$176,250
	—	—	$—	—	—	$—	75,000(13)	$183,000
Mr. Toth	1,250	1,250(6)	$5.30	3/11/2031	—	—	—	—
	60,000	60,000(10)	$4.04	6/15/2031	—	—	—	—
	17,500	52,500(7)	$2.55	3/10/2032	—	—	—	—
	10,000	30,000(8)	$0.88	11/4/2032	—	—	—	—
	—	—	$—	—	140,000(11)	$113,400	—	$—
	—	—	$—	—	—	$—	70,000(12)	$164,500
	—	—	$—	—	—	$—	70,000(13)	$170,800
(1)	Options granted on April 18, 2018. These options vested as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(2)	Options granted on July 24, 2018. These options vested as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(3)	Options granted on February 28, 2019. These options vested as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(4)	Options granted on May 9, 2019. These options vested as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(5)	Options granted on March 16, 2020. These options vested as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(6)	Options granted on March 11, 2021. These options vested as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.

(7)	Options granted on March 10, 2022. These options vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(8)	Options granted on August 5, 2022. These options vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(9)	Options granted on September 10, 2018. These options vested as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(10)	Options granted on June 15, 2021. These options vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(11)
Service-based restricted stock units (RSUs) granted on March 9, 2023. These RSUs vest as follows: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.

(12)
Market condition vesting-based restricted stock units (RSUs) granted on May 5, 2023 (“First Tranche”). These RSUs vest based on a Performance Price measured as the 30-day average of the closing prices of the Company’s common stock as reported on the Nasdaq Stock Market immediately prior to and including the last calendar day of the three-year performance period (which ends on the third anniversary of the grant date or May 5, 2026).

(13)
Market condition vesting-based restricted stock units (RSUs) granted on August 9, 2023. These RSUs vest based on a Performance Price measured as the 30-day average of the closing prices of the Company’s common stock as reported on the Nasdaq Stock Market immediately prior to and including the last calendar day of the three-year performance period of the First Tranche or May 5, 2026.

EQUITY COMPENSATION PLAN INFORMATION
The table below provides information regarding our equity compensation plans as of December 31, 2023, including our 2022 Inducement Plan.
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted- average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	9,013,377	$5.58	1,802,968(3)
Equity compensation plans not approved by security holders(3)	—	—	1,000,000
Total	9,013,377	$5.58	2,802,968
(1)	Includes 3,280,313 RSUs and 5,733,064 stock options outstanding under our 2018 Equity Incentive Plan as of December 31, 2023.
(2)
The weighted-average exercise price is calculated based solely on the exercise prices of outstanding stock options. It does not reflect the shares of our common stock that will be issued upon the vesting of outstanding awards of RSUs or PSUs, which have no exercise price.

(3)
Includes 1,763,950 shares remaining available for issuance under our 2018 Equity Incentive Plan and 39,018 shares remaining available for issuance under our Employee Stock Purchase Plan as of December 31, 2023. The 2018 Equity Incentive Plan and Employee Stock Purchase Plan each have an evergreen provision whereby, unless the Board determines otherwise, the share reserve is increased automatically by a specified percentage or number of shares on January 1 of each year. The Board determined that effective as of January 1, 2024 the number of shares of common stock available for award to eligible participants under the 2018 Equity Incentive Plan would be increased by 4% of the number of shares of common stock outstanding at December 31, 2023, or 2,740,624 shares, and the number of shares of common stock available for purchase to eligible participants under the Employee Stock Purchase Plan would be increased by 0.50% of the number of shares of common stock outstanding as of December 31, 2023, or 342,578 shares. The amounts attributable to these evergreen increases are not reflected in the table above.

(4)
In April 2018, the Company granted stock options to purchase an aggregate of 81,068 shares of our common stock each with an exercise price of $6.54 per share, to certain of the Company's employees, consultants and directors in connection with services provided by such parties to the Company. In addition, the Company adopted the 2022 Inducement Plan in July 2022 covering 1,000,000 shares of common stock. In connection with hiring Kenneth Truitt, M.D. as Chief Medical Officer, the Company granted an inducement equity award under the 2022 Inducement Plan consisting of a stock option for 100,000 unregistered shares, which expired in 2023, with an exercise price equal to the closing price of the common stock on the grant date.

2022 Inducement Equity Incentive Plan. Effective July 29, 2022, the Company adopted the 2022 Inducement Plan approved by the Compensation Committee, as a non-shareholder approved equity incentive plan. The Inducement Plan is intended to comply with Nasdaq Listing Rule 5635(c)(4) which provides an exception to the Nasdaq requirement for shareholder approval of equity incentive plans, applicable to equity grants made to employees as a material inducement to such persons entering into employment with the Company. Under the terms of the Inducement Plan, equity grants may be made (a) to employees not previously an employee or director of the Company or an employee who became employed by the Company following a bona-fide period of non-employment or non-service and (b) if the grant of the award or awards to the employee was an inducement material to the employee’s entering into employment with the Company in accordance with the above Nasdaq listing rule. A total of 1,000,000 shares of Company common stock may be issued under the Inducement Plan, subject to adjustment under the anti-dilution provisions of the plan. The Inducement Plan permits grants of non-qualified stock options, restricted stock, RSUs, PSUs and performance shares.
Employment Agreements with Named Executive Officers
In July 2022, we entered into an employment agreement with Mr. Barber, our Chief Executive Officer; in September 2018 we entered into an employment agreement with Ms. Braender, our Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary; and in June 2021 we entered into an employment agreement with A. Ernest Toth, Jr., our Chief Financial Officer. These agreements set forth the initial terms and conditions of each executive’s employment with us, including base salary, target annual bonus opportunity and employee benefit plan participation. These employment agreements provide for “at will” employment. The material terms of these employment agreements with our NEOs are described below and are qualified in all respects by the full terms of such agreements.
Glossary of Terms. The following terms referred to in the narrative below are generally defined in each NEO’s employment agreement as follows:
•
“Cause” means, generally, conviction or plea of nolo contendere to a felony; commission of fraud or material act of dishonesty with respect to the Company or its colleagues, customers or affiliates; willful and repeated failure to carry out material responsibilities of employment; material misconduct or similar behavior; a material violation of Company policy; or material breach of the executive's obligations under his or her employment agreement.

•
“Change in Control” means generally any person or group becomes the beneficial owner of 40% or more of the Company's outstanding voting securities; completion of a merger, consolidation or reorganization of the Company unless the stockholders before such transaction own at least a majority of the outstanding voting securities of the outstanding securities or at least a majority of the fair market value of the successor company; or a sale, transfer, liquidation or other disposition of all or substantially all of the Company's assets.

•	“Change in Control Period” means generally the period beginning 180 days before and ending 12 months following the effective date of a Change in Control.
•
“Good Reason” means generally a material diminution in the executive's position or duties; a material breach by the Company of the executive's employment agreement, including any reduction of base salary or target bonus percentage; or relocation of more than 50 miles from the Company’s headquarters.

•
“Permanent Disability” means generally the executive's inability to perform the essential functions of his or her job with or without reasonable accommodation for a period of 150 consecutive days or an aggregate of 180 days in any twelve (12) month period due to illness, accident or other physical or mental incapacity, as determined by a duly licensed physician.

•	“Severance Period” means generally 12 months following termination of employment.
Terms of Employment
Daniel Barber. The term of Mr. Barber’s employment agreement commenced in July 2022 and will continue until terminated in accordance with its terms. Mr. Barber’s base salary is subject to annual review for possible increase. Mr. Barber’s target award opportunity under a Company annual incentive program may not be less than 60% of his base salary, and he is eligible to participate in our incentive plans and benefit plans. In connection with entering into his 2022 employment agreement, Mr. Barber was awarded a stock option for 100,000 shares with an exercise price equal to fair market value as of grant date, with the grant date established in accordance with the Company’s equity grant policy. Twenty-five percent of such option vests on the second and third anniversary of the grant date and the balance vests on the third anniversary of the grant date.
Lori J. Braender. The term of Ms. Braender's employment agreement commenced in September 2018 and will continue until terminated in accordance with its terms. Ms. Braender's base salary is subject to annual review for possible increase. Ms. Braender’s target award opportunity under a Company annual incentive program may not be less than 50% of her base salary, and she is eligible to participate in our incentive plans and benefit plans.
A. Ernest Toth, Jr. The term of Mr. Toth’s employment agreement commenced in June 2021, and will continue until terminated in accordance with its terms. Mr. Toth’s base salary is subject to annual review for possible increase. Mr. Toth’s target award opportunity under a Company annual incentive program may not be less than 50% of his base salary, and he is eligible to participate in our incentive plans and benefit plans.
Severance Arrangements
Each of the employment agreements of our NEOs contains provisions providing for payments and benefits in the event of certain termination events, including employment termination in connection with a Change in Control. The material terms of our NEOs’ severance protection are summarized below.
For Cause Termination or Voluntary Resignation. In the event an NEO’s employment is terminated by the Company for Cause, or if an NEO voluntarily resigns from employment without Good Reason, he or she will be entitled to receive salary that had accrued but had remained unpaid through the date of termination, any unpaid annual bonus earned with respect to the year preceding the year in which such employment termination occurred and any benefits under any plans in which the NEO participates consistent with his or her rights under such plans (“Accrued Payments”).
Death or Permanent Disability. In the event that an NEO’s employment is terminated by reason of death or Permanent Disability, in addition to the Accrued Payments, he or she will be entitled to:
•	any accrued and unused vacation pay for the year in which employment terminates;
•	a pro-rata portion of the NEO's target annual bonus for the year in which employment terminates, pro-rated for the number of days the NEO was employed during the year prior to termination;
•
accelerated vesting of outstanding equity awards subject to time-based vesting as if the NEO had continued being employed through the end of the year in which employment terminates, or, in the case of awards subject to “cliff vesting,” pro-rata accelerated vesting based on the percentage of the vesting period that had elapsed as of the termination date (and stock options and stock appreciation rights will remain exercisable for one year following termination, subject to any earlier expiration date); and

•
pro-rata accelerated vesting of outstanding equity awards which are subject to “performance-based” vesting conditions or a performance period which ends at or after the time of termination, with performance goals assumed to have been achieved at “target” and with pro-ration based on the percentage of the performance period that had elapsed as of the termination date.

Termination Without Cause or for Good Reason - Unrelated to a Change in Control. In the event that an NEO’s employment is terminated by us without Cause, or the NEO terminates employment for Good Reason (other than in connection with a Change in Control, as described below), in addition to the Accrued Payments, the NEO will be entitled to receive, subject to the delivery of a fully effective release of claims and continued compliance with restrictive covenant obligations, the following payments and benefits:
•	any accrued and unused vacation pay for the year in which employment terminated;
•	a pro-rata portion of the NEO's target annual bonus for the year in which employment terminates, pro-rated for the number of days the NEO was employed during the year prior to termination;
•	monthly payments during the NEO's Severance Period (as defined above), with each monthly payment equal to 1/12th of the sum of his or her annual base salary and target annual bonus;

•
continuing coverage during the NEO's Severance Period (as defined above) under our group health and life insurance plans in which the NEO was a participant prior to termination (or if such coverage is not permitted by law or the applicable plan, the cash equivalent); and

•
immediate vesting of all unvested equity awards (and stock options and stock appreciation rights will remain exercisable for one year following termination, subject to any earlier expiration date), with unvested equity awards subject to “performance-based” vesting conditions or a performance period that ends at or after the date of employment termination deemed achieved at “target.”

Termination Without Cause or For Good Reason - During the Change in Control Period. If an NEO’s employment is terminated by us without Cause or the NEO terminates his employment for Good Reason, in each case, during the Change in Control Period, then, in addition to the Accrued Payments, and subject to the delivery of a fully effective release of claims and continued compliance with respective restrictive covenant obligations, the NEO will be entitled to receive the following payments and benefits:
•	any accrued and unused vacation pay for the year in which employment terminated;
•	a pro-rata portion of his or her target annual bonus for the year in which employment terminated, pro-rated for the number of days the NEO was employed during the year prior to termination;
•	an immediate lump sum cash payment of an amount equal to 1.0 times the sum of base salary and target annual bonus;
•
continuing coverage under our group health and life insurance plans in which the NEO was a participant for 12 months following termination of employment (or if such coverage is not permitted by law or the applicable plan, the cash equivalent); and

•
immediate vesting of all unvested equity awards (and stock options and stock appreciation rights will remain exercisable for one year following termination, subject to any earlier expiration date), with unvested equity awards subject to “performance-based” vesting conditions or a performance period that ends at or after the date of employment termination deemed achieved at “target.”

In the event that these termination payments and benefits in connection with a Change in Control would subject Mr. Barber, Ms. Braender or Mr. Toth to the Code Section 4999 excise tax, they would each be entitled to the greater after-tax benefit of either (i) the full Change in Control payment and benefits minus any 280G excise tax, the payment of which would be the NEO’s responsibility, or (ii) the NEO’s Change in Control payment and benefits cut back to the amount that would not trigger the excise tax.
For each of our NEOs, in the event that the continued coverage under our health plans triggers taxable income to the NEO, the NEO would also receive an additional cash payment such that each NEO would receive the same net after-tax benefits that the NEO would have received under such plans had the NEO continued to be employed and receive such plan benefits.
Each NEO’s employment agreement also provides that each NEO agrees to grant us certain intellectual property rights and includes additional provisions that require the NEO to refrain from competing with our business, soliciting or interfering with our suppliers, customers, prospective customers and other business relationships, and from soliciting, hiring or otherwise interfering with our relationship with any person employed or previously employed by us, with the duration of such restrictions to last during the NEO’s employment and for his or her respective Severance Period as defined above.

AUDIT COMMITTEE REPORT
The responsibilities of the Audit Committee are discussed under “Corporate Governance” in the “Board Committees” section under “Audit Committee.” The Audit Committee has reviewed our audited consolidated financial statements for the year ended December 31, 2023 and has discussed these statements with management and KPMG LLP, or KPMG, the Company’s independent registered public accounting firm. Aquestive management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of Aquestive in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.
The Audit Committee also received from, and discussed with, KPMG the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
KPMG also provided the Audit Committee with the written disclosures and the letter required by the PCAOB requiring independent registered public accounting firms to annually disclose in writing all relationships that, in their professional opinion, may reasonably be thought to bear on independence, to confirm their perceived independence and to engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with KPMG their independence from Aquestive.
Based on its discussions with management and our independent registered public accounting firm as outlined above, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Aquestive Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
Respectfully submitted by the Audit Committee,
Timothy E. Morris, Chair
Gregory B. Brown, M.D.
Marco Taglietti, M.D.
The report of the Audit Committee is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Year	Summary Compensation Table Total for PEO 1[1] ($)	Summary Compensation Table Total for PEO 2[1] ($)	Compensation Actually Paid to PEO 1[1,2,3] ($)	Compensation Actually Paid to PEO 2[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]	Net Income ($ Thousands)
							TSR ($)
2023	2,496,141	3,275,779	—	—	1,154,926	1,476,717	51.93	(7,870)
2022	1,326,598	704,731	3,075,923	1,859,220	872,965	489,737	23.19	(54,410)
1.
Keith J. Kendall was our PEO until his resignation on May 17, 2022. Daniel Barber became our PEO commencing on May 17, 2022. The individuals comprising the Non-PEO named executive officers for each year presented are listed below.

2022	2023
Lori J. Braender	Lori. J Braender
A. Mark Schobel	A. Ernest Toth
2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 1 ($)	Exclusion of Stock Awards and Option Awards for PEO 1 ($)	Inclusion of Equity Values for PEO 1 ($)	Compensation Actually Paid to PEO 1 ($)
2023	2,496,141	(1,432,635)	2,212,273	3,275,779
2022	1,326,598	(401,253)	(220,614)	704,731
Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Stock Awards and Option Awards for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)
2023	—	—	—	—
2022	3,075,923	(579,291)	(637,412)	1,859,220
Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,154,926	(464,725)	786,516	1,476,717
2022	872,965	(202,983)	(171,245)	498,737

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 1 ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 1 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 1 ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO 1 ($)	Total - Inclusion of Equity Values for PEO 1 ($)
2023	1,946,676	253,278	—	12,319	—	—	2,212,273
2022	230,106	(320,419)	—	(130,301)	—	—	(220,614)
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2 ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO 2 ($)	Total - Inclusion of Equity Values for PEO 2 ($)
2023	—	—	—	—	—	—	—
2022	—	—	311,140	(948,552)	—	—	(637,412)
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non- PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non- PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	631,471	140,526	—	14,519	—	—	786,516
2022	111,769	(213,299)	—	(69,715)	—	—	(171,245)

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Company TSR
Compensation Actually Paid ($ Millions)
4
3
3
2
2
1
1
0
Company TSR (FYE 2021 Indexed to $100)
$120
$100
$80
$60
$40
$20
$0
100.00
0.7
1.9
23.19
0.5
3.3
1.5
51.93
2021
2022
2023
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Aquestive Therapeutics, Inc. TSR

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the two most recently completed fiscal years.

PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the Audit Committee’s selection of KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2024. KPMG has served as our independent registered public accounting firm since 2006.
The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance.
Although stockholder ratification of the selection of KPMG is not required by our Bylaws or otherwise, the Board believes it is advisable to provide stockholders an opportunity to ratify this selection and is submitting this proposal to our stockholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm but is not required to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Aquestive and its stockholders.
We expect that a representative of KPMG will be available at our 2024 Annual Meeting and will have an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions from stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all auditing services and permitted non-audit services to be performed by KPMG, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members are to be presented to the full Audit Committee at its next scheduled meeting.
Principal Accountant Fees and Services
We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2023 and 2022 for each of the following categories of services are as follows:
Fee Category	2023	2022
Audit Fees	$1,135,000	$1,015,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,135,000	$1,015,000
Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, review of registration statements on Forms S-3 and S-8, comfort letters, consents and review of documents filed with the SEC.
Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”
Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.
All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those fees disclosed above.

The Audit Committee pre-approved all services reflected in the above table.
The affirmative vote of the holders of a majority of the votes cast by the holders of shares present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote is required to ratify the selection of our independent registered public accounting firm. Abstentions will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth certain information as of March 22, 2024 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table), and all directors and executive officers as a group.
Shares of common stock subject to options or other rights to purchase which are now exercisable or are exercisable within 60 days after March 22, 2024, are to be considered outstanding for purposes of computing the number of shares beneficially owned and the percentage ownership of the persons holding these options or other rights, but are not to be considered outstanding for the purpose of computing the number of shares beneficially owned or the percentage ownership of any other person. As of March 22, 2024, there were 90,478,731 shares of common stock outstanding. Unless otherwise indicated, the address for each beneficial owner is c/o Aquestive Therapeutics Inc., 30 Technology Drive, Warren, NJ 07059.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
MonoLine RX II, L.P.(1)	3,468,747	3.83%
MonoLine RX III, L.P.(1)	2,657,943	2.94%
MonoLine Rx, L.P.(1)	1,688,639	1.87%
MonoLine Partners, L.P.(1)	1,948,578	2.15%
MonoSol Rx Genpar, L.P.(1)	47,051	0.05%
Douglas K. Bratton(2)	10,117,434	11.18%
Entities associated with Venrock Healthcare Capital Partners III, L.P.(3)	5,555,555	6.14%

Directors and Named Executive Officers:† (4)
Daniel Barber	1,974,111	2.17%
Lori J. Braender	886,992	*
Gregory B. Brown, M.D.	174,135	*
John S. Cochran	198,536	*
Santo J. Costa	116,377	*
Julie Krop, M.D.	73,500	*
Abigail L. Jenkins	—	—
Timothy E. Morris	9,500	*
Marco Taglietti, M.D.	73,500	*
A. Ernest Toth, Jr.	495,795	*
All executive officers and directors as a group (15 persons)	7,368,418	7.85%
*	Represents beneficial ownership of less than 1%.
†	None of the shares are pledged as security.
(1)
As reported in Schedule 13G/A filed with the SEC dated February 11, 2022 by MonoLine Rx II, L.P., MonoLine Rx III, L.P., MRX Partners, LLC, MonoLine Rx, L.P., MonoLine Partners, L.P. and MonoSol Rx Genpar, L.P. (collectively, the “MonoSol Entities”) and Douglas K. Bratton. As described in the above Schedule 13G/A, Bratton Capital Management L.P. (“Bratton Capital Management”) is the general partner or manager of each of the MonoSol Entities, except for MonoSol Rx Genpar, L.P., the general partner of which is Bratton Capital Inc., which, in turn, is the general partner of Bratton Capital Management. Douglas K. Bratton is the sole director and President of Bratton Capital Inc. The MonoSol Entities are each ultimately controlled by Mr. Bratton, who has voting and investment power over all shares held by the Monosol Entities. Bratton Capital Management, Bratton Capital Inc., and Mr. Bratton may each be deemed to beneficially own all shares held of record by the MonoSol Entities. Each such entity and Mr. Bratton disclaim beneficial ownership of the reported securities except to the extent of its or his respective pecuniary interest therein. The principal business address for the MonoSol Entities and Mr. Bratton is 201 Main Street, Suite 1900, Fort Worth, Texas 76102.

(2)
Includes 1,688,639 shares of common stock owned of record by MonoLine Rx, L.P., 3,468,747 shares of common stock owned of record by MonoLine Rx II, L.P., 2,657,943 shares of common stock owned of record by MonoLine Rx III, L.P., 1,948,578 shares of common stock owned by Monoline Partners, L.P. and 47,051 shares of common stock owned by Monoline RX GenPar L.P. The

MonoSol Entities are each ultimately controlled by Mr. Bratton and Mr. Bratton has voting and investment power over all shares held by the MonoSol Entities, and Mr. Bratton may be deemed to beneficially own all shares held of record by the MonoSol Entities. Mr. Bratton disclaims beneficial ownership of such reported securities except to the extent of his pecuniary interest therein.
(3)
Based solely upon a Schedule 13G filed on April 1, 2024. Represents shares of common stock held by Venrock Healthcare Capital Partners III, LP (“VHCP III”), VHCP III Co-Investment Holdings III, LLC (“VHCP III Co”) and Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”). VHCP Management III, LLC (“VHCPM”) is the general partner of VHCP III and the manager of VHCP III Co. VHCP Management EG, LLC (“VHCPM EG”) is the general partner of VHCP EG. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM and VHCPM EG. The address of each of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(4)
Amounts reported for our directors and executive officers include the following number of securities with respect to which the individual has the right to acquire beneficial ownership as of March 22, 2024 or within 60 days thereafter: Mr. Barber, 590,004; Ms. Braender, 410,000; Dr. Brown, 99,050; Mr. Cochran, 99,050; Mr. Costa, 99,050; Dr. Krop, 73,500; Mr. Morris, 9,500; Dr. Taglietti, 73,500; Mr. Toth, 107,500 and all directors and executive officers as a group, 2,447,031.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Person Transaction Policy
We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a “related person transaction” is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000.
A related person is defined as any executive officer, director, or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the related person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation is to include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related person transactions, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee or other independent body of our Board will take into account the relevant available facts and circumstances which may include one or more of the following factors:
•	the risks, costs and benefits to us;
•	the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products, if applicable; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from our colleagues generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, is to consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion. In the event a director has an interest in the transaction, the director must recuse himself or herself from the deliberations and approval.
Registration Rights to Directors and Officers
We have granted certain registration rights to Mr. Barber, pursuant to his employment agreement, and to MRX Partners LLC, Monoline RX L.P., Monoline Rx II, L.P., Monoline Rx III, L.P., Monoline Rx Genpar, MonoSol Investors L.P. and Douglas K. Bratton, as well as Gregory B. Brown, M.D., John S. Cochran, Santo J. Costa and A. Mark Schobel. Pursuant to the terms of a registration rights agreement, if, following the completion of our initial public offering, we were to register any of our securities for public sale in another offering, these related parties (and such other persons as may be determined by the Company) would have the right to include their shares in the registration statement, subject to reduction provisions whereby the Company and the underwriters of any underwritten offering would have the right to limit the number of shares registered by these holders if they were to determine that marketing factors require limitation. In such a case the number of shares to be registered would be apportioned pro rata among these holders, according to the total amount of registrable securities entitled to be included by each holder. Pursuant to the Company’s Registration Statements on Form S-3 filed with the SEC on September 11, 2019 and on January 8, 2021, shares of our common stock were registered for resale, pursuant to such registration rights, for each of Daniel Barber, Lori J. Braender, Peter Boyd, A. Mark Schobel, Gregory B. Brown, M.D. and Santo J. Costa.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our Bylaws and our Certificate of Incorporation. These

agreements, among other things, provide our directors and executive officers with certain contractual rights to indemnification and expense advancement in any action or proceeding arising out of their services as a director or executive officer or as a director or executive officer of any other company or enterprise to which the person provides services at our request.
Capital Funding Transaction
In connection with a Securities Purchase Agreement entered into by the Company dated June 6, 2022, pursuant to which the Company issued pre-funded warrants and common stock warrants as part of a capital funding program, on June 8, 2022 each of Mr. Barber, Ms. Braender, Mr. Schobel and certain other executive officers participated and were given the right to buy shares of Company common stock at a price equal to $1.09 per share, and also received a warrant for the same number of purchased shares with a warrant exercise price equal to $0.96 per share; the number of shares purchased (and corresponding number of warrants received) were: Mr. Barber, 91,743; Ms. Braender, 13,761; and Mr. Schobel, 45,871. The Nasdaq closing price on the purchase/warrant grant date (June 8, 2022) was $0.902.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such forms with respect to fiscal year 2023, we believe our directors, officers and 10% stockholders complied with all applicable filing requirements during the fiscal year ended December 31, 2023.
GENERAL MATTERS
Availability of Certain Documents
A copy of our 2023 Annual Report on Form 10-K has been posted on our website along with this Proxy Statement at www.aquestive.com under “Investors” at “SEC Filings.” We will mail without charge, upon request in writing or by e-mail, a copy of our 2023 Annual Report on Form 10-K excluding exhibits. Please send e-mail requests to investorrelations@aquestive.com. Please send written requests to our Corporate Secretary at:
Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, NJ 07059
Attention: Corporate Secretary
You may also find a copy of this Proxy Statement and our Annual Report on Form 10-K (with exhibits) at www.proxyvote.com and on the SEC website at www.sec.gov.
Stockholders Sharing an Address/Household
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, including the Notice, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our proxy materials, including the Notice. A single Notice, and, if applicable, a single set of our Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their brokers.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, Annual Report on Form 10-K and other proxy materials, or to receive separate copies in the future, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write the Corporate Secretary of Aquestive Therapeutics, Inc. at our principal executive offices at 30 Technology Drive, Warren, NJ 07059, e-mail the Corporate Secretary at investorrelations@aquestive.com or call the Corporate Secretary at (908) 941-1900.
Stockholder Proposals and Nominations
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Statement
Under Rule 14a-8 of the Exchange Act, any stockholder proposal submitted for inclusion in our proxy statement for the 2024 Annual Meeting of Stockholders must be received by our Corporate Secretary at our principal executive offices at 30 Technology Drive, Warren, NJ 07059 no later than close of business on December 27, 2024.
Requirements for Stockholder to Bring Business and Nominations Before an Annual Meeting
Our Bylaws provide that, in order for a stockholder to nominate a director for election to the Board or bring a proposal of other business to be considered at the 2024 Annual Meeting of Stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Aquestive Therapeutics, Inc., 30 Technology Drive, Warren, NJ. To be timely for the 2024 Annual Meeting, the stockholder's notice must be delivered to us not earlier than February 20, 2025 and not later than March 22, 2025, except that if the 2025 Annual Meeting is scheduled more than 20 days before or 70 days after the anniversary of the 2024 Annual Meeting, or if no annual meeting was held in the preceding year, we must receive the notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such notice must provide the information required by Article I, Section 11 of the Bylaws with respect to each nomination or matter the stockholder proposes to bring before the 2025 Annual Meeting of Stockholders. In addition, to comply with the new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than April 21, 2025.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the 2024 Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted, to the extent permitted by applicable law and regulation, in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder to the extent permitted by applicable law and regulations.

SCAN TO
VIEW MATERIALS & VOTE

AQUESTIVE THERAPEUTICS, INC.
30 TECHNOLOGY DRIVE
WARREN, NJ 07059

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AQST2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 19, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope or return it to Vote Processing, Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47063-P05687 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AQUESTIVE THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the election of each of the nominees:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

1a) Santo J. Costa
1b) Julie Krop, M.D.
1c) Marco Taglietti, M.D.

The Board of Directors recommends you vote FOR Proposal No. 2 and Proposal No. 4 and 1 YEAR for Proposal No. 3:

	1 Year	2 Years	3 Years	Abstain
3. To cast a non-binding advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V47064-P05687

AQUESTIVE THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 20, 2024, 9:30 AM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) each of Daniel Barber, A. Ernest Toth, Jr. and Lori J. Braender, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of AQUESTIVE THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Eastern Time on June 20, 2024, virtually at www.virtualshareholdermeeting.com/AQST2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will have authority to vote (i) FOR the election of the nominees named in Proposal No. 1 or any persons selected by the Board of Directors in substitution of such nominees, (ii) FOR Proposal No. 2, (iii) 1 YEAR for Proposal No. 3 and (iv) FOR Proposal No. 4.

In their discretion, the proxies and each of them is authorized to vote on such other matters as may properly come before the 2024 Annual Meeting of Stockholders or at any adjournment or postponement thereof.

Continued and to be signed on reverse side